As filed with the Securities and Exchange Commission on November 19, 2010
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

7 Days Group Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10F, 705
GuangzhouDaDaoNan Road
Guangzhou, Guangdong 510290
People’s Republic of China
(Address, Including Zip Code, of Principal Executive Offices)

7 Days Group Holdings Limited
2007 Employee Share Incentive Plan (Amended and Restated)
 (Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Kurt J. Berney, Esq.
Portia Ku, Esq.
O’Melveny & Myers LLP
37th Floor, Plaza 66, 1266 Nanjing Road West
Shanghai, 200040
People’s Republic of China
(8621) 2307-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                      Accelerated filer ☐

Non-accelerated filer ☑                                                        Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price			Amount Of Registration Fee
Ordinary Shares, US$0.125 par value per share	5,705,327(1)(3) shares	US$	22.825	(2)	US$	130,224,088.78	(2)	US$	9284.98	(2)

(1)
This Registration Statement covers, in addition to the number of ordinary shares, par value US$0.125 per share (the “Ordinary Shares”) of 7 Days Group Holdings Limited, a Cayman Islands corporation (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the Ordinary Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the 7 Days Group Holdings Limited 2007 Employee Share Incentive Plan (Amended and Restated) (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Ordinary Shares represented by American Depository Shares (“ADSs”) on November 17, 2010, as quoted on the New York Stock Exchange.

(3)
These Ordinary Shares may be represented by the Registrant’s ADSs, each of which represents three Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (Commission File No. 333-162949) filed on November 6, 2009, as amended, and any other amendment or report filed for updating such statement.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 20-F for its fiscal year ended December 31, 2009, filed with the Commission on April 26, 2010 (Commission File No. 001-34531); and

(b)
The description of the Company’s ordinary shares and ADSs contained in its Registration Statement on Form 8-A filed with the Commission on November 6, 2009 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares and ADSs set forth under “Description of Share Capital” in the Prospectus (Commission File No. 001-34531).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on November 19, 2010.

7 DAYS GROUP HOLDINGS LIMITED

By:	/s/ Nanyan Zheng
Nanyan Zheng
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nanyan Zheng and Eric Haibing Wu, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Boquan He	Chairman of the Board of Directors	November 5, 2010
Boquan He

/s/ Nanyan Zheng	Chief Executive Officer and Director	November 5, 2010
Nanyan Zheng	(Principal Executive Officer)

/s/ Eric Haibing Wu	Chief Financial Officer	November 5, 2010
Eric Haibing Wu	(Principal Financial and Accounting Officer)

/s/ Minjian Shi	Director	November 5, 2010
Minjian Shi

Signature	Title	Date

/s/ Miao Chi	Director	November 5, 2010
Miao Chi

/s/ Meng Ann Lim	Director	November 5, 2010
Meng Ann Lim

/s/ Bin Dai	Director	November 5, 2010
Bin Dai

/s/ Wee Seng Tan	Director	November 5, 2010
Wee Seng Tan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on November 19, 2010.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	7 Days Group Holdings Limited 2007 Employee Share Incentive Plan (Amended and Restated).

5.	Opinion of Maples & Calder (opinion re legality).

23.1	Consent of KPMG (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).